SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

          GEMINI CAPITAL MANAGEMENT LTD

                                10/01/99            6,000-           19.0619
          GAMCO INVESTORS, INC.
                                 9/30/99           18,700-             *DO
                                 9/13/99            2,500-           23.0000
                                 9/10/99            2,000-           21.5313
                                 9/01/99              400-           21.0000
                                 9/01/99            4,300-             *DO
                                 8/27/99            1,000-           21.0000
                                 8/11/99            1,000-           17.1875
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 8/27/99            3,000-           20.8743
                                 8/27/99            2,000-           20.1243
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/13/99            2,000-           22.9592
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.